Exhibit 99.1

                 Enzon Reports Third Quarter Results

    BRIDGEWATER, N.J.--(BUSINESS WIRE)--May 5, 2005--Enzon Pharmaceuticals, Inc. (Nasdaq:ENZN) today announced its financial results for the quarter ended March 31, 2005, the third quarter of Enzon's fiscal year (FY) 2005. On a reported basis, calculated in accordance with U.S. generally accepted accounting principles (GAAP), Enzon reported a net loss of $4.6 million or $0.11 per diluted share for the third quarter of FY 2005, which includes a pre-tax charge of $5.0 million related to the termination of the Company's agreement with Inex Pharmaceuticals Corporation (TSX: IEX). This compares to net income of $5.1 million or $0.12 cents per diluted share for the third quarter of FY 2004. Enzon's financial results for the third quarter of FY 2005 were also negatively impacted by a decline from the prior year in ABELCET sales due to the previously reported increasingly competitive market conditions in the intravenous antifungal market. The Company's financial results for the third quarter of FY 2005 were favorably impacted by increases in sales of Enzon's other three marketed products, ADAGEN, ONCASPAR, and DEPOCYT, as well as increased royalties due to Schering-Plough's launch of PEG-INTRON in Japan.
    "Since assuming leadership of Enzon in late 2004, I have been conducting an in-depth review of the Company's operations," said Jeffrey H. Buchalter, chairman and chief executive officer. "Despite recent challenges facing our business, I am growing increasingly confident in the potential of our existing assets and I look forward to leading Enzon as we position this company into one that is well-equipped for long-term sustainable success."
    As previously mentioned, Enzon's net loss for the third quarter of FY 2005 includes a pre-tax charge of $5.0 million, which pertains to a final payment made to Inex under an agreement to terminate the companies' partnership for the development and commercialization of MARQIBO(R) (vincristine sulfate liposomes injection). This payment has been included in the Company's research and development expenses for the third quarter of FY 2005.

    Adjusted Financial Results

    On an adjusted basis, the Company reported an adjusted net loss of $1.4 million or $0.03 per diluted share for the third quarter of FY 2005, versus an adjusted net loss of $3.0 million or $0.07 per diluted share for the third quarter of FY 2004. Enzon's adjusted financial results exclude non-operating income and expenses related to investment activities that are outside of the Company's normal course of business. For the third quarters of FY 2005 and FY 2004, Enzon's adjusted net loss and adjusted net loss per diluted share exclude expenses related to a financial instrument that the Company formed to reduce its investment risk associated with 1.5 million shares of NPS Pharmaceuticals Inc. (Nasdaq: NPSP) common stock. Enzon received the NPS common stock in accordance with a June 2003 merger termination agreement between Enzon and NPS. The Company's adjusted financial results for the third quarter of FY 2004 also exclude investment income of $11.0 million related to the sale of a portion of the Company's investment in Nektar Therapeutics during that quarter.
    Enzon has reported adjusted net income because the Company believes it is representative of the underlying operations of its business and is relevant to gaining an understanding of the Company's trends and potential future performance. A table reconciling the Company's adjusted financial results to its financial results calculated in accordance with GAAP for the third quarters of FY 2005 and FY 2004 has been included later in this release.

    Revenues

    Combined product sales for the Company's four internally marketed products (ABELCET, ADAGEN, DEPOCYT, and ONCASPAR) decreased to $21.2 million for the third quarter of FY 2005, as compared to $28.0 million for the third quarter of FY 2004. The decrease in product sales was attributable to a decline in North American sales of the Company's intravenous antifungal product, ABELCET. ABELCET sales were impacted by increasingly competitive conditions in the intravenous antifungal market. For the third quarter of FY 2005, sales of ABELCET were $9.1 million compared to $17.6 million for the third quarter of FY 2004. The decrease in ABELCET sales was partially offset by increased sales for each of the Company's other three internally marketed products for the third quarter of FY 2005 versus the third quarter of FY 2004.
    Sales of ADAGEN, an enzyme replacement therapy used to treat a type of severe combined immunodeficiency disease, increased to $4.8 million for the third quarter of FY 2005, as compared to $4.1 million for the third quarter of FY 2004. Historically, quarterly sales of ADAGEN experience volatility because of the small number of patients on therapy.
    Sales of ONCASPAR, which is used in combination with other chemotherapeutics to treat acute lymphoblastic leukemia, increased to $5.5 million for the third quarter of FY 2005, as compared to $4.9 million for the third quarter of FY 2004.
    Sales of DEPOCYT, which is used for the treatment of lymphomatous meningitis, increased to $1.8 million for the third quarter of FY 2005, as compared to $1.4 million for the third quarter of FY 2004.
    Royalties for the third quarter of FY 2005, increased to $12.7 million, as compared to $11.1 million for the third quarter of FY 2004. Royalties are principally comprised of royalties from sales of PEG-INTRON, which is marketed by Schering-Plough Corporation (NYSE:
SGP) for the treatment of chronic hepatitis C. The increase in royalties was primarily driven by higher sales of PEG-INTRON as a result of the December 2004 launch of PEG-INTRON combination therapy in Japan.

    Research and Development

    The Company's research and development expenses increased to $12.9 million in the third quarter of FY 2005, as compared to $10.8 million for the third quarter of FY 2004. This increase was attributable to costs related to MARQIBO, including the previously reported payment made to Inex under an agreement to terminate the companies' partnership. The increase in costs related to MARQIBO was partially offset by a decline in costs related to Pegamotecan, which the Company discontinued its development program for in February 2005, as well as a decrease in costs related to other preclinical projects.

    Selling, General and Administrative (SG&A)

    Selling, general and administrative expenses increased to $13.7 million in the third quarter of FY 2005, as compared to $12.5 million for the third quarter of FY 2004. This increase was primarily due to increased sales and marketing expenditures in our oncology business, as well as certain costs related to MARQIBO.

    In-Process Research and Development

    In-process research and development was $12.0 million for the three months ended March 31, 2004 due to an up-front payment, which the Company made in January 2004 for the execution of an agreement with Inex for the development and commercialization of MARQIBO. As previously reported, in January 2005, Enzon terminated its agreement with Inex.

    Net Investment Income

    Net investment income decreased to $1.1 million for the third quarter of FY 2005 compared with $11.6 million for the third quarter of FY 2004. The decrease is principally due to the prior year's reported sale of 880,075 shares of Nektar Therapeutics common stock, which resulted in a net gain of approximately $11.0 million.

    Cash and Investments

    The Company's total cash reserves, which include cash, cash equivalents, and marketable securities, totaled $210.0 million as of March 31, 2005 compared with $186.2 million as of June 30, 2004. During the quarter ended March 31, 2005, the Company received cash proceeds of $7.5 million related to the sale of 375,000 shares of NPS common stock, which were received as part of the merger termination agreement discussed earlier in this release.

    Reconciliation of GAAP net (loss) income to adjusted net loss

    The following table reconciles the Company's GAAP net (loss) income and income (loss) per diluted share to its adjusted net loss and net loss per diluted share for the three months ended March 31, 2005 and 2004:


                                            Three Months Ended
                                     (in thousands, except per share
                                                  amounts)
                                     ---------------------------------
                                        03/31/05         03/31/04
                                     ---------------------------------
                                       Net   Net loss   Net     Net
                                       loss    per     income  income
                                              diluted  (loss)  (loss)
                                              share             per
                                                               diluted
                                                                share
                                     ---------------------------------
GAAP net (loss) income               ($4,577) ($0.11)  $5,066   $0.12
Less:
 Net realized loss related to the
  sale of NPS common stock, net of
  tax(1)                              (2,020)  (0.05)      --      --
 Unrealized (loss) gain related   to
  financial instrument, net of tax(2) (1,206)  (0.03)     226    0.01
 Investment income related to the
  sale of Nektar Therapeutics common
  stock, net of tax(3)                    --      --    7,794    0.18
                                     ---------------- ----------------
Adjusted net loss                    ($1,351) ($0.03) ($2,954) ($0.07)
                                     ================ ================

(1)The Company's adjusted net loss and adjusted net loss per diluted share for the third quarter of FY 2005 exclude net realized losses related to the sale of shares of NPS common stock totaling $2.0 million. As of March 31, 2005 the Company holds 750,000 shares of NPS common stock.

(2)The Company's adjusted financial results for the third quarters of FY 2005 and FY 2004 exclude an unrealized loss of $1.2 million and an unrealized gain of $226,000, respectively, related to a financial instrument the Company formed to reduce its investment risk associated with 1.5 million shares of NPS common stock received in June 2003. The Company received the common stock under a merger termination agreement with NPS.

(3)The Company's adjusted financial results for the third quarter of FY 2004 exclude a gain related to the sale of 880,075 shares of Nektar Therapeutics common stock.

Adjusted net (loss) income and adjusted net (loss) income per diluted share, as Enzon defines it, may differ from similarly named measures used by other entities, and consequently, could be misleading unless all entities calculate and define adjusted net income in the same manner.

    Conference Call and Webcast

    Jeffrey H. Buchalter will be hosting a conference call today, May 5, 2005 at approximately 10:00 a.m. EDT. All interested parties may access the call by using the following information:

    Domestic Dial-In Number: 877-777-1972
    International Dial-In Number: 612-288-0340
    Access Code: 778947

    Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Thursday, May 5, 2005 at approximately 3:15 p.m. EDT. This rebroadcast will end on Thursday, May 12, 2005 at 11:59 p.m. EDT. The rebroadcast may be accessed using the following information:

    Domestic Dial-In Number: 800-475-6701
    International Dial-In Number: 320-365-3844
    Access Code 778947

    About Enzon

    Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently and with partners. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

    There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimate," "continue," "anticipates," "intends," "expects," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include the risk that PEG-INTRON may not continue to be successfully marketed in Japan, as well as those described in Enzon's Form 10-K/A and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of May 5, 2005 and the Company undertakes no duty to update this information.


             Enzon Pharmaceuticals, Inc. and Subsidiaries
                 Consolidated Statements of Operations
         Three Months ended March 31, 2005 and March 31, 2004
            Dollars in Thousands (except per share amounts)
                              (Unaudited)

                                                     March     March
                                                       31,       31,
                                                      2005      2004
                                                    ------------------
Revenues:
  Product sales, net                                $21,223   $27,993
  Manufacturing revenue                               4,359     5,035
  Royalties                                          12,705    11,103
  Contract revenue                                      452       248
                                                    --------  --------
    Total revenues                                   38,739    44,379
                                                    --------  --------
Costs and expenses:
  Cost of product sales and manufacturing revenue     9,024    12,458
  Research and development                           12,942    10,772
  Selling, general and administrative                13,658    12,500
  Amortization of acquired intangible assets          3,339     3,358
  In-process research and development                    --    12,000
                                                    --------  --------
     Total costs and expenses                        38,963    51,088
                                                    --------  --------
      Operating (loss) income                          (224)   (6,709)
                                                    --------  --------
Other income (expense):
  Investment income, net                              1,116    11,564
  Interest expense                                   (4,957)   (4,957)
  Other (expense) income, net                        (3,230)     (337)
                                                    --------  --------
                                                     (7,071)    6,270
                                                    --------  --------
Loss (income) before income taxes                    (7,295)     (439)
Income tax benefit                                   (2,718)   (5,505)
                                                    --------  --------
Net (loss) income                                   ($4,577)   $5,066
Basic (loss) earnings per common share               ($0.11)    $0.12
                                                    ========  ========
Diluted (loss) earnings per common share             ($0.11)    $0.12
                                                    ========  ========
Weighted average number of common shares issued and
 outstanding - basic                                 43,490    43,368
                                                    ========  ========
Weighted average number of common shares issued
 and outstanding and dilutive potential common
 shares outstanding                                  43,490    43,817
                                                    ========  ========


             Enzon Pharmaceuticals, Inc. and Subsidiaries
                 Consolidated Statements of Operations
          Nine Months ended March 31, 2005 and March 31, 2004
            Dollars in Thousands (except per share amounts)
                              (Unaudited)

                                                     March     March
                                                       31,       31,
                                                      2005      2004
                                                    ------------------
Revenues:
  Product sales, net                                 75,712    80,665
  Manufacturing revenue                              12,335     8,826
  Royalties                                          32,899    36,461
  Contract revenue                                    1,163       769
                                                    --------  --------
    Total revenues                                  122,109   126,721
                                                    --------  --------
Costs and expenses:
  Cost of product sales and manufacturing revenue    32,306    35,195
  Research and development                           31,874    24,711
  Selling, general and administrative                39,630    35,187
  Amortization of acquired intangible assets         10,091    10,074
  In-process research and development                    --    12,000
                                                    --------  --------
     Total costs and expenses                       113,901   117,167
                                                    --------  --------
      Operating income                                8,208     9,554
                                                    --------  --------
Other income (expense):
  Investment income, net                              2,859    12,744
  Interest expense                                  (14,871)  (14,871)
  Other (expense) income, net                        (5,173)       71
                                                    --------  --------
                                                    (17,185)   (2,056)
                                                    --------  --------
(Loss) income before income taxes                    (8,977)    7,498
Income tax benefit                                   (3,324)   (2,691)
                                                    --------  --------
Net (loss) income                                   ($5,653)  $10,189
Basic (loss) earnings per common share               ($0.13)    $0.24
                                                    ========  ========
Diluted (loss) earnings per common share             ($0.13)    $0.23
                                                    ========  ========
Weighted average number of common shares issued and
 outstanding - basic                                 43,481    43,322
                                                    ========  ========
Weighted average number of common shares issued
 and outstanding and dilutive potential common
 shares outstanding                                  43,481    43,657
                                                    ========  ========



             Enzon Pharmaceuticals, Inc. and Subsidiaries
                 Consolidated Condensed Balance Sheets
                   March 31, 2005 and June 30, 2004
                   (In thousands, except share data)

                                                March 31,    June 30,
                                                  2005         2004
                                              (Unaudited)       (a)
                                              -----------  -----------

Assets
Current assets:
  Cash and short-term investments               $144,145     $104,651
  Accounts receivable, net                        20,831       25,977
  Inventory                                       16,651       11,215
  Other current assets                            17,275       12,382
                                              -----------  -----------
     Total current assets                        198,902      154,225
Property and equipment, net                       33,518       34,859
                                              -----------  -----------
Other assets:
  Marketable securities                           65,893       81,582
  Other long-term assets                         417,712      451,744
                                              -----------  -----------
                                                 483,605      533,326
                                              -----------  -----------
     Total assets                               $716,025     $722,410
                                              ===========  ===========

Liabilities and Stockholders' Equity
Current and other liabilities                    $29,926      $33,319
Notes payable                                    400,000      400,000
Stockholders' equity                             286,099      289,091
                                              -----------  -----------
     Total liabilities and stockholders'
      equity                                    $716,025     $722,410
                                              ===========  ===========

Common shares outstanding                         43,859       43,751
                                              ===========  ===========

(a) Condensed from audited financial statement

    CONTACT: Enzon Pharmaceuticals, Inc.
             Craig Tooman, 908-541-8759
             or
             Susan M. Mesco, 908-541-8777